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EXHIBIT 10.2

                         UNIVERSAL DETECTION TECHNOLOGY


                                  July 5, 2007


Julius Investments
91 Cheyne Walk
London SW 10ODQ, England

         Re: Reversal and Unwinding of Debt Conversion
             -----------------------------------------

Dear Sir:

         This letter will serve to memorialize the agreement between Universal Detection Technology ("UDT") and Julius Investments ("Julius") to immediately reverse and unwind the conversion of $50,000 of indebtedness into 30,000,000 shares of common stock of UDT. Accordingly, the entire $50,000 shall be deemed re-assumed by UDT and the 30,000,000 shares of common stock of UDT issued to Julius shall be returned and canceled. The conversion arrangement shall be of no further force or effect. UDT shall issue a press release and 8K describing the reversal and unwinding of the conversion.

         Kindly acknowledge your agreement with the foregoing, by signing the acknowledgment below and returning a copy of this letter to me.


                                                 Very Truly Yours,

                                                 Universal Detection Technology

                                                 /s/ Jacques Tizabi
                                                 ------------------
                                                 By: Jacques Tizabi
                                                 Title: CEO

Agreed and Accepted:

Julius Investments:

/s/ M. Halstrom
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